UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023 (October 11, 2023)

Dominari Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

725 5th Avenue, 23rd Floor

New York, NY 10022

(703) 992-9325

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	DOMH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under “Item 3.03 Material Modification to Rights of Security Holders” of this Current Report on Form 8-K with respect to the entry into the Rights Agreement (as described below) is incorporated into this Item 1.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders.

As disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on March 25, 2020, Dominari Holdings Inc., a Delaware corporation (the “Company”) entered into a rights agreement with VStock Transfer, LLC (“VStock”), as rights agent (the “Prior Rights Agreement”) effective March 23, 2020. Effective November 4, 2020, Continental Stock Transfer & Trust Company replaced VStock as rights agent to the Prior Rights Agreement. The Prior Rights Agreement expired on March 23, 2023 as a result of the board of directors of the Company (the “Board”) having not extended the expiration date pursuant to the provisions of the agreement. The Company has now re-engaged Continental Stock Transfer & Trust Company to serve as rights agent in a new rights agreement with the Company dated as of October 11, 2023 (the “Rights Agreement”). The terms of the Rights Agreement are virtually identical to the terms of the Prior Rights Agreement, except with respect to the Expiration Date, as defined below, and the series of our preferred stock, par value $0.0001 per share (“Preferred Stock”) designated for the purposes of the Rights Agreement.

Effective October 11, 2023, the Board declared a dividend of one right (a “Right”) for each of the Company’s issued and outstanding shares of common stock, $0.0001 par value per share (“Common Stock”). The dividend will be paid to the stockholders of record at the close of business on September 22, 2023 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement to purchase from the Company one one-thousandth of a share of the Company’s newly designated Preferred Stock, which was designated as Series Q Preferred Stock (the “Series Q Preferred Stock”) at a price of $5.00 (the “Exercise Price”), subject to certain adjustments. The description and terms of the Rights are set forth in the Rights Agreement by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).

The Company has entered into this Rights Agreement to preserve past net operating losses (“NOLs”) so that they may be used against potential future federal income tax obligations. Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”) limits a company’s ability to use its NOLs against future federal income tax obligations if the Company experiences an “ownership change” within the meaning of the Code.  Under the Code, a company generally experiences such an “ownership change” if the percentage of its stock owned by its “5-percent shareholders,” as defined in the Tax Code, increases by more than 50 percentage points over a rolling three-year period. The Rights Agreement is designed to reduce the likelihood that the Company will experience an ownership change under the Tax Code by discouraging any person or group from becoming a shareholder of 4.99% or more of Common Stock and discouraging any existing 4.99% shareholder from acquiring any additional shares of the Company’s stock.

The Rights will not be exercisable until the earlier of (i) the close of business on the tenth business day after a public announcement or filing that a person has, or group of affiliated or associated persons or persons acting in concert have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons or persons acting in concert who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions or (ii) the close of business on the tenth business day after the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain synthetic interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Common Stock are directly or indirectly held by counterparties to the derivatives contracts.

With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock. Until the earlier of the Distribution Date and the Expiration Date, as described below, the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock.

The Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) the close of business on October 11, 2024, unless the Rights Agreement is renewed up to two additional twelve (12) month periods through October 11, 2026, as may be approved by the Board prior to the expiration of the Rights as long as each such twelve (12) month renewal period is submitted to the stockholders of the Company for their approval and is thereby approved, and, if not approved, with respect to any such twelve (12) month renewal period, then the last date for which this Agreement is in effect; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; (iv) the time at which the Rights are terminated upon the occurrence of any merger or other acquisition transaction as described in the Rights Agreement; (v) the close of business on the effective date of the repeal of Section 382 of the Tax Code, if the Board determines that the Rights Agreement is no longer necessary or desirable for the preservation of Tax Benefits; and (vi) the close of business on the first day of a taxable year of the Company to which the Board determines that no Tax Benefits are available to be carried forward, (the earliest of (i), (ii), (iii), (iv), (v) and (vi) is referred to as the “Expiration Date”).

Each share of Series Q Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) an amount equal to 1,000 times the dividend declared per share of Common Stock. Each share of Series Q Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Series Q Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock.

The Exercise Price payable, and the number of shares of Series Q Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Series Q Preferred Stock, (ii) upon the grant to holders of the Series Q Preferred Stock of certain rights or warrants to subscribe for or purchase Series Q Preferred Stock or convertible securities at less than the then-current market price of the Series Q Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Series Q Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a share of Series Q Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that, after a person or a group of affiliated or associated persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, or 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current exercise price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the Exercise Price.

With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least one percent in the Exercise Price. No fractional shares of Series Q Preferred Stock will be issued upon the exercise of any Rights (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series Q Preferred Stock on the trading day immediately prior to the date of exercise.

At any time after any person or group of affiliated or associated persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange each Right (other than Rights owned by such person or group of affiliated or associated persons which will have become void), in whole or in part, at an exchange ratio of two shares of Common Stock per outstanding Right (subject to adjustment).

At any time before any person or group of affiliated or associated persons becomes an Acquiring Person, the Board may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

Immediately upon the action of the Board electing to redeem or exchange the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be able to receive the Redemption Price.

In addition, if a Qualifying Offer (as defined in the Rights Agreement) is made and the Board has not redeemed the outstanding Rights or exempted such offer from the terms of the Rights Agreement or has not called a special meeting of stockholders for the purpose of voting on whether or not to exempt such Qualifying Offer from the terms of the Rights Agreement, in each case after ninety (90) days from the commencement of the Qualifying Offer (the “Board Evaluation Period”), the record holders of 20% of the outstanding shares of Common Stock may request, not later than ninety (90) days following the Board Evaluation Period, the Board to submit to a vote of stockholders at a special meeting of the stockholders of the Company (a “Special Meeting”) a resolution exempting such Qualifying Offer from the provisions of the Rights Agreement (the “Qualifying Offer Resolution”). If a Special Meeting is not held within ninety (90) days following the last day of the Board Evaluation Period or, if at the Special Meeting the holders of a majority of the shares of Common Stock outstanding (other than shares held by the offeror and its affiliated and associated persons) vote in favor of the Qualifying Offer Resolution, then the Board will exempt the Qualifying Offer from the provisions of the Rights Agreement or take such other action as may be necessary to prevent the Rights from interfering with the consummation of the Qualifying Offer.

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of shares of stock ranking junior to the Series Q Preferred Stock unless, prior thereto, the holders of shares of Series Q Preferred Stock shall have received the greater of (A) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, and (B) an amount, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series Q Preferred Stock, except distributions made ratably on the Series Q Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

With respect to the payment of dividends and the distribution of assets, the Series Q Preferred Stock shall rank junior to all series of any other class of the Corporation's Preferred Stock and shall rank senior to the Common Stock.

The Board may amend or supplement the Rights Agreement without the approval of any holders of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct inconsistent provisions, (c) alter time period provisions or (d) make additional changes to the Rights Agreement that the Board deems necessary or desirable. However, from and after any person or group of affiliated or associated persons becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Board approved a Certificate of Designation of Series Q Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware on October 13, 2023. See the description of the Rights Agreement in Item 3.03 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Series Q Preferred Stock.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Certificate of Designation herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series Q Preferred Stock of Dominari Holdings Inc.
4.1	Rights Agreement, dated as of October 11, 2023, by and between Dominari Holdings Inc., as the Company, and Continental Stock Transfer & Trust Company, as Rights Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2023	DOMINARI HOLDINGS INC.

	By:	/s/ Anthony Hayes
	Name:	Anthony Hayes
	Title:	Chief Executive Officer